UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

Network Appliance Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007 the Compensation Committee (the "Committee") of the Board of Directors of Network Appliance, Inc. (the "Company") approved an increase in the annual base salary and an increase in the target incentive compensation for the Company’s executive officers (including its named executive officers) for fiscal year 2008 in connection with the Committee’s annual review of compensation. The Committee approved increases in the fiscal year 2008 annual base salary, effective August 1, 2007, and increases in the fiscal year 2008 target incentive compensation, effective April 30, 2007, for the following named executive officers:

• For Daniel J. Warmenhoven, Chief Executive Officer of the Company, a base salary increase from $750,000 for fiscal year 2007 to $800,000 for fiscal year 2008, and a target incentive compensation increase from 100% of his base salary for fiscal year 2007 to 130% of his base salary for fiscal year 2008;

• For Steven J. Gomo, Executive Vice President, Chief Financial Officer of the Company, a base salary increase from $375,000 for fiscal year 2007 to $425,000 for fiscal year 2008, and a target incentive compensation increase from 60% of his base salary for fiscal year 2007 to 110% of his base salary for fiscal year 2008;

• For David Hitz, Executive Vice President of the Company, a base salary increase from $350,000 for fiscal year 2007 to $400,000 for fiscal year 2008, and a target incentive compensation increase from 60% of his base salary for fiscal year 2007 to 110% of his base salary for fiscal year 2008;

• For Thomas M. Mendoza, President of the Company, a base salary increase from $535,000 for fiscal year 2007 to $600,000 for fiscal year 2008, and a target incentive compensation increase from 85% of his base salary for fiscal year 2007 to 120% of his base salary for fiscal year 2008;

• For Robert E. Salmon, Executive Vice President Field Operations of the Company, a base salary increase from $450,000 for fiscal year 2007 to $500,000 for fiscal year 2008, and a target incentive compensation increase from 80% of his base salary for fiscal year 2007 to 110% of his base salary for fiscal year 2008.

The increase in annual base salary for the executives was based on an annual review of the compensation of senior management positions. Based on the results of the review, the Committee concluded that the current base salary and target incentive compensation for the executives was below market (based on a review of peer companies) and below the Company’s own compensation target range.

Also, in each case, this target incentive compensation is based on the FY 2008 Incentive Compensation Plan (the "2008 Plan"), which the Committee adopted and approved on April 23, 2007. The terms and conditions of the 2008 Plan are similar in all material respects to those set forth in the FY 2005 Incentive Compensation Plan, filed as an exhibit to the Company’s Form 8-K, filed on May 18, 2005. Accordingly, under the 2008 Plan, the executive officers listed above (as well as the Company’s other eligible executive officers) are eligible to receive annual performance-based cash compensation based on such individuals’ assigned target incentive compensation levels (expressed as a percentage of annual base salary) and the funding of the 2008 Plan, the funding of which will be determined based on the Company’s operating profits for the fiscal year ending April 25, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Appliance Inc.

April 27, 2007	By:	/s/ Andrew Kryder

Name: Andrew Kryder
Title: Secretary, General Counsel, and Senior Vice President, Legal and Tax